To Our Shareholders
-------------------------------------------------------------------------------

Operating results for the quarter ended June 30, 2003 were disappointing. The second quarter is generally difficult for us and we had expected that, given the current economic environment, the second quarter of this year would be especially trying. We did not, however, fully anticipate the impact that continued weakness in our apartment markets would have on apartment revenue.

Revenue: Total revenue increased by 10.5% for the second quarter and by 13.2% for the first six months of 2003 as compared to the same periods in 2002.

Apartments: Revenue from our apartment properties increased by 14.0% in the second quarter and by 16.2% for the first six months of 2003 as compared to the same periods in 2002. The increases for both periods were attributable to the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003.

For the second quarter, average economic occupancy for all apartments was 91.4% as compared to 93.2% in 2002. Average revenue received per occupied unit was $715 per month for the second quarter of 2003 as compared with $733 in 2002. For the first six months of 2003, the average economic occupancy for all apartments was 91.1% as compared to 92.7% in 2002. Average revenue per occupied unit was $723 per month as compared to $734 in 2002.

On a same units basis (apartments owned and operated for the full period in both years), apartment revenue for the quarter decreased by 3.2% and by 2.9% for the first six months compared to 2002. The decline in same unit revenue for both periods was the result of a decline in both average economic occupancy and average revenue per occupied unit. On a same units basis, average economic occupancy for the second quarter was 91.5% in 2003 as compared to 93.3% in 2002. Average revenue per occupied unit for the second quarter was $721 per month in 2003 as compared to $731 per month in 2002. For the first six months of 2003, same units average economic occupancy was 91.2% as compared to 92.8% in 2002. Average revenue per occupied unit was $724 per month for the first six months of 2003 as compared to $733 per month in 2002.

Restaurants: Restaurant rental income decreased by 2.4% in the second quarter and by 1.5% for the first six months of 2003. The decrease was the result of the sale of one restaurant property in the first quarter of 2003. Restaurant rental income for both 2003 and 2002 was the minimum rent. "Same store" sales at our restaurant properties decreased by 5.4% for the second quarter and 5.0% for the first six months compared to 2002 amounts.

Other Income: Management fee income declined by slightly more than 22% for both the second quarter and first six months of 2003 compared to 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, increased by 25.4% for the second quarter and by 24.2% for the first six months of 2003 as compared to 2002. The increases in expenses for both the quarter and year-to-date periods were primarily attributable to the acquisition of three apartment communities during 2002 and one community in the first quarter of 2003. While we experienced increases in every expense category, the most notable increases were in the areas of compensation, utilities and insurance. On a same units basis, apartment operating expense increased by 2.0% for the second quarter and by 4.3% for the first six months as compared to the same periods in 2002.

Funds From Operations: Funds from operations of the operating partnership for the second quarter decreased to $1.8 million from $2.6 million in the second quarter of 2002. Funds from operations per share for the second quarter decreased to $0.23 per share from $0.34 per share in the second quarter of 2002. For the first six months of 2003, funds from operations for the operating partnership decreased to $4.2 million from $5.1 million in 2002. On a per share basis, funds from operations for the first six months of 2003 decreased to $0.54 per share from $0.68 per share in 2002.

Net Income/Loss: Net loss for the second quarter of 2003 was $393,000 compared to net income of $518,000 in 2002. On a diluted basis, net loss was $0.07 per common share for the second quarter compared to net income of $0.09 per common share in 2002. For the first six months, net loss was $247,000 compared to net income of $1.0 million in 2002. On a diluted basis, net loss was $0.05 per common share compared to net income of $0.17 per common share in 2002.

Outlook: We believe the key to improving our operating results lays in increasing our apartment revenue. We have put a great deal of effort into controlling expenses, while at the same time maintaining our properties, and do not believe there are significant expense savings available to us. Any significant improvement in operating results will come from improving occupancy at our apartment communities. To this end, we are investing significant time and resources in attracting and retaining residents.

We continue to believe that we will begin to see some signs of strengthening in our apartment markets late in 2003. To a large degree this is dependent upon a general improvement in the economy. However, you can rest assured that we are not content to simply stand by waiting for the economy to improve, but are working diligently to improve our operating results.

Should you have questions or comments, please feel free to contact Philip Payne at (704) 944-0100.

Sincerely,


B. Mayo Boddie         D. Scott Wilkerson       Philip S. Payne
Chairman               President and CEO        Executive Vice President and CFO

BNP Residential Properties, Inc.
Condensed Consolidated Balance Sheets

                                                                                     June 30           December 31
                                                                                       2003               2002
                                                                                   (Unaudited)
------------------------------------------------------------------------------- ------------------- ------------------
Assets
Real estate investments at cost:
   Apartment properties                                                            $282,566,625        $275,712,863
   Restaurant properties                                                             38,335,989          39,158,921
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    320,902,614         314,871,784
   Less accumulated depreciation                                                    (53,915,162)        (49,448,825)
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    266,987,452         265,422,959
Cash and cash equivalents                                                               613,075             884,316
Other current assets                                                                  4,876,655           3,024,683
Notes receivable, net                                                                   100,000             100,000
Intangible related to acquisition of management operations, net                       1,115,088           1,115,088
Deferred financing costs, net                                                         1,143,045           1,175,684
------------------------------------------------------------------------------- ------------------- ------------------
      Total assets                                                                 $274,835,315        $271,722,730
=============================================================================== =================== ==================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                              $217,452,876        $211,584,935
Accounts payable and accrued expenses                                                 2,759,640           1,272,451
Deferred revenue and security deposits                                                1,300,348           1,313,239
Deferred credit for defeasance of interest, net                                         250,048             333,376
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities                                                             221,762,912         214,504,001
Minority interest in Operating Partnership                                           16,866,921          17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized, 454,545 shares issued and outstanding at June 30, 2003,
      and December 31, 2002                                                           5,000,000           5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,865,392 shares issued and outstanding at June 30, 2003,
      5,831,077 shares issued and outstanding at December 31, 2002                       58,654              58,311
   Additional paid-in capital                                                        71,076,266          70,724,671
   Dividends distributed in excess of net income                                    (39,929,438)        (36,511,746)
------------------------------------------------------------------------------- ------------------- ------------------
      Total shareholders' equity                                                     36,205,482          39,271,236
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities and shareholders' equity                                   $274,835,315        $271,722,730
=============================================================================== =================== ==================


BNP Residential Properties, Inc.
Highlights of Consolidated Income and Funds from Operations (Unaudited)


                                                           Three months ended                Six months ended
                                                                 June 30                          June 30
                                                          2003            2002             2003             2002
                                                                                                        (Restated*)
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Revenues
Apartment rental income                                 $8,951,665      $7,855,562      $17,837,949      $15,344,858
Restaurant rental income                                   981,383       1,005,319        1,980,709        2,010,638
Interest and other income                                  247,072         355,601          604,242          686,988
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                        10,180,120       9,216,482       20,422,900       18,042,484
Expenses
Apartment operations and administration                  4,265,100       3,337,441        8,066,057        6,355,151
Corporate administration                                   657,275         495,766        1,344,340        1,089,160
Depreciation and amortization                            2,570,891       2,070,631        4,977,180        4,065,090
Interest                                                 3,242,092       2,657,075        6,438,148        5,162,072
Write-off of unamortized loan costs at refinance                 -               -                -           95,032
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                        10,735,358       8,560,913       20,825,725       16,766,505
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
(Loss) Income before minority interest                    (555,238)        655,569         (402,825)       1,275,979
Minority interest in Operating Partnership                (162,716)        137,641         (156,093)         265,476
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Net (loss) income                                         (392,522)        517,928         (246,732)       1,010,503
Cumulative preferred dividend                              125,000          62,329          250,000          123,973
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
(Loss) Income available to
   common shareholders                                  $ (517,522)     $  455,599      $  (496,732)     $   886,530
==================================================== =============== ================ ================ ===============

(Loss) Income before minority interest                  $ (555,238)     $  655,569      $  (402,825)     $ 1,275,979
less cumulative preferred dividend                        (125,000)        (62,329)        (250,000)        (123,973)
Add depreciation                                         2,489,079       2,020,606        4,822,397        3,967,140
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Funds from operations                                   $1,808,841      $2,613,846      $ 4,169,572      $ 5,119,146
==================================================== =============== ================ ================ ===============

Per share data (diluted):
   Net (loss) income                                        $(0.07)           $0.09          $(0.05)           $0.17
   (Loss) Income available to
      common shareholders                                    (0.08)            0.07           (0.08)            0.15
   Funds from operations                                      0.23             0.34            0.54             0.68
Weighted average common
   shares outstanding                                    5,857,298        5,775,895       5,848,435        5,765,464
Weighted average Operating
   Partnership minority units
   Outstanding                                           1,844,264        1,748,785       1,844,264        1,726,507
==================================================== =============== ================ ================ ===============




                         Notes to Financial Information

 * Effective January 1, 2003, in accordance with current accounting guidance under FAS 145, we reflect gains and losses on extinguishment of debt as part of income from continuing operations, rather than as extraordinary items as previously required. We have reclassified the 2002 comparative amounts to conform to the 2003 presentation. While conforming to FAS 145 presentation has no impact on net income, it reduces income before minority interest and minority interest amounts and eliminates extraordinary items as previously reported.

(1) We have provided summary information in this report. We included complete financial statements in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Our independent accountants have not audited this summary information, except for the balance sheet at December 31, 2002. We derived the amounts in the balance sheet at December 31, 2002, from the audited financial statements included in our 2002 Annual Report.

 (2) Funds from operations (frequently referred to as FFO) is generally defined as net income plus certain non-cash items, primarily depreciation. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the Operating Partnership level (before minority interest). FFO is intended to be a supplemental measure of operating performance that excludes historical cost depreciation from - or "adds back" to
- GAAP net income. We consider FFO to be a useful measure of operating performance. However, you should not consider FFO to be an alternative to net income as an indication of the Company's performance, or to cash flow as a measure of liquidity.

                              Corporate Information
-------------------------------------------------------------------------------
BNP Residential Properties, Inc. is a self-administered and self-managed real estate investment trust that operates apartment communities in North Carolina, South Carolina and Virginia. We own and operate 19 apartment communities containing 4,571 apartments. We also manage 9 other communities containing 2,349 units for third parties. In addition, we own 41properties that we lease on a triple net basis to a restaurant operator.

Corporate Headquarters
BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, NC  28202-6024
Telephone (704) 944-0100
Facsimile (704) 944-2039

Directors
B. Mayo Boddie, Chairman
D. Scott Wilkerson, President and CEO
Philip S. Payne, Executive Vice President, Treasurer and CFO
Stephen R. Blank
Paul G. Chrysson
W. Michael Gilley
Peter J. Weidhorn

Transfer Agent and Registrar
Wachovia Bank, N. A.
Equity Services NC-1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, NC  28288-1153
Telephone (800) 829-8432

Dividend Reinvestment and Stock Purchase Plan
Shareholders may automatically reinvest their dividends in additional common stock of BNP Residential Properties through the Dividend Reinvestment Plan, which also provides for additional share purchase through cash contributions. For additional information, please contact Wachovia Bank, N. A. or Andrea Burris at our corporate offices.

Trading Information
The common shares of BNP Residential Properties, Inc. are traded on the American Stock Exchange under the symbol "BNP".

Additional Information
Shareholders, analysts and others seeking information about BNP Residential Properties, Inc. are invited to contact Philip Payne or Andrea Burris at our corporate offices. You may e-mail information requests to investor.relations@bnp-residential.com. You may also visit our website at www.bnp-residential.com.

Copies of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission will be provided without charge upon written request to Andrea Burris at our corporate offices.

BNP Residential Properties, Inc. is a member of the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

Forward Looking Statement Disclosure

This report includes forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including the consummation and timing of pending acquisitions and those factors identified in the Company's annual report of Form 10-K for the year ending December 31, 2002.